QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

SUBSIDIARIES OF ABBOTT LABORATORIES

        The following is a list of subsidiaries of Abbott Laboratories. Abbott Laboratories is not a subsidiary of any other corporation. Where ownership of a subsidiary is less than 100% by Abbott Laboratories or an Abbott Laboratories' subsidiary, such has been noted by designating the percentage of ownership.

Domestic Subsidiaries	Incorporation
Abbott Bioresearch Center, Inc.	Delaware
Abbott Cardiovascular Inc.	Delaware
Abbott Equity Investments LLC	Delaware
Abbott Exchange Inc.	Delaware
Abbott Fermentation Products De Puerto Rico, Inc.	Puerto Rico
Abbott Health Products, Inc.	Delaware
Abbott Home Infusion Services of New York, Inc.	New York
Abbott International LLC	Delaware
Abbott International	Delaware
Abbott International Ltd. of Puerto Rico	Puerto Rico
Abbott Investment Holdings Corporation	Delaware
Abbott Laboratories Inc.	Delaware
Abbott Laboratories International Co.	Illinois
Abbott Laboratories Pacific Ltd.	Illinois
Abbott Laboratories (Puerto Rico) Incorporated	Puerto Rico
Abbott Laboratories Purchasing Company, LLC	Delaware
Abbott Laboratories Residential Development Fund, Inc.	Illinois
Abbott Laboratories Services Corp.	Illinois
Abbott Management Corporation	Delaware
Abbott Pharmaceutical Corporation	Delaware
Abbott Trading Company, Inc.	Virgin Islands
Abbott Universal Ltd.	Delaware
AVI Corp.	Delaware
BioDisplay Technologies, Inc.	Illinois
CG Nutritionals, Inc.	Delaware
CMM Transportation, Inc.	Delaware
i-STAT Corporation	Delaware
i-STAT Europe, Inc.	Delaware
IMTC Technologies, Inc.	Delaware

Integrated Vascular Systems, Inc.	Delaware
Knoll Pharmaceutical Company	New Jersey
Murex Diagnostics, Inc.	Delaware
Natural Supplement Association Incorporated	Colorado
North Shore Properties, Inc.	Delaware
Perclose, Inc.	Delaware
S&G Nutritionals, Inc.	Delaware
Solartek Products, Inc.	Delaware
Spinal Concepts, Inc.	Delaware
Swan-Myers, Incorporated	Indiana
TAP Finance Inc.	Delaware	50	%*
TAP Pharmaceuticals Inc.	Delaware	50	%**
TAP Pharmaceutical Products Inc.	Delaware	50%
TheraSense, Inc.	Delaware
TheraSense Sales Corporation	Delaware
Tobal Products Incorporated	Illinois
Vysis, Inc.	Delaware
Woodside Biomedical, Inc.	Delaware
ZonePerfect Nutrition Company	Delaware

*
TAP Finance Inc. is a wholly-owned subsidiary of TAP Pharmaceutical Products Inc.

**
TAP Pharmaceuticals Inc. is a wholly-owned subsidiary of TAP Pharmaceutical Products Inc.

Foreign Subsidiaries	Country in Which Organized
Abbott Laboratories Argentina, S.A.	Argentina
Abbott Australasia Pty. Limited	Australia
Abbott Laboratories Executive Superannuation Pty. Limited	Australia
Abbott Laboratories Superannuation Pty. Limited	Australia
Abbott Gesellschaft m.b.H.	Austria
Abbott Bahamas Overseas Businesses Corporation	Bahamas
Abbott Hospitals Limited	Bahamas
Abbott Laboratories (Bangladesh) Ltd.	Bangladesh	85%
Murex Diagnostics International, Inc.	Barbados
Abbott S.A.	Belgium
Abbott Belgian Pension Fund A.S.B.L.	Belgium
Abbott Ireland	Bermuda
Abbott Biotechnology Ltd.	Bermuda
Abbott Pharmaceuticals PR Ltd.	Bermuda
Abbott Laboratorios do Brasil Ltda.	Brazil
Abbott Laboratories, Limited	Canada
Experimental and Applied Sciences Canada Inc.	Canada
International Murex Technologies Corporation	Canada
i-STAT Canada Limited	Canada
Toba Pharma Inc.	Canada
TheraSense Canada, Inc.	Canada
ZonePerfect Nutrition Company	Canada
Abbott Laboratories de Chile Limitada	Chile
Shanghai Abbott Pharmaceutical Co., Ltd.	China	75	%*
Abbott Laboratories de Colombia, S.A.	Colombia
Abbott Healthcare Costa Rica, SA.	Costa Rica
Abbott Laboratories d.o.o.	Croatia
Abbott Laboratories, s.r.o.	Czech Republic
Abbott Laboratories A/S	Denmark
Abbott Laboratorios del Ecuador Cia. Ltda.	Ecuador
Abbott Limited Egypt	Egypt
Abbott, S.A. de C.V.	El Salvador
Abbott Equity Holdings Limited	England

Abbott Investments Limited	England

*
Shanghai Abbott Pharmaceutical Co., Ltd. is 75% owned by Abbott Laboratories Ltd. (Hong Kong)

Foreign Subsidiaries	Country in Which Organized
Abbott Laboratories Limited	England
Abbott (UK) Finance Limited	England
Abbott (UK) Holdings Limited	England
Abbott Laboratories Trustee Company Limited	England
Abbott Vascular Devices Limited	England
Abbott Vascular Devices (2) Limited	England
Experimental and Applied Sciences UK Limited	England
IMTC Holdings (UK) Limited	England
i-STAT Europe, Inc.	England
i-STAT Limited	England
i-STAT (UK) Limited	England
Knoll Limited	England
Knoll Pharma Limited	England
Knoll Pharmaceuticals Ltd.	England
Knoll UK Investments Limited	England
Abbott Asia Holdings Limited	England
Abbott Capital India Limited	England
MediSense Britain Limited	England
MediSense Contract Manufacturing Limited	England
MediSense UK Limited	England
Murex Biotech Limited	England
Murex Biotech (UK) Limited	England
TheraSense UK Limited	England
Vysis UK Limited	England
Abbott OY	Finland
Abbott France S.A.S.	France
Abbott France Instruments SAS	France
Knoll Sante Active S.A.	France
Spine Next S.A.	France
Vysis S.A.	France
Abbott Biotechnology Deutschland GmbH	Germany
Abbott Holding GmbH	Germany
Abbott GmbH & Co. KG	Germany
Abbott Diagnostics GmbH	Germany

Abbott Management GmbH	Germany
Abbott Vascular Instruments Deutschland GmbH	Germany
GAG Ludwigshafen am Rein, Aktiengesellschaft fur Wohnungs-Gewerbe-und Stadtebau	Germany
Heidelberg Innovation GmbH	Germany
Heidelberg Innovation GmbH & Co. BioScience Venture KG	Germany
Abbott Laboratories (Hellas) S.A.	Greece
Abbott Grenada Limited	Grenada
Abbott Laboratorios, S.A.	Guatemala
Abbott Laboratories Limited	Hong Kong
Abbott Laboratories (Hungary) Ltd.	Hungary
Abind Healthcare Private Limited	India
Abbott India Limited	India	58.2%
P. T. Abbott Indonesia	Indonesia	99.99%
Abbott Ireland Holdings Limited	Ireland
Abbott Laboratories, Ireland, Limited	Ireland
Abbott Ireland Limited	Ireland
Abbott Laboratories Vascular Enterprises Limited	Ireland
Abbott Products	Ireland
Abbott Vascular Devices Ireland Limited	Ireland
BiodivYsio Limited	Ireland
Murex Medical Research Limited	Isle of Man
Technology License Company Limited	Isle of Man
Abbott S.p.A.	Italy
Autonomous Employee Welfare Fund for Abbott S.p.A. Dirigenti	Italy
Knoll-Ravizza Italy Farmaceutici S.p.A	Italy
Abbott West Indies Limited	Jamaica	51%
Consolidated Laboratories Limited	Jamaica
Abbott Japan K.K.	Japan
Abbott Japan Co., Ltd.	Japan	82%
Abbott Vascular Devices Japan Co., Ltd.	Japan
Knoll Japan K.K.	Japan
Tofuku Shoii K.K.	Japan
Abbott Korea Limited	Korea

Abbott Laboratories S.A.	Latvia
Abbott Laboratories (Malaysia) Sdn. Bhd.	Malaysia
Abbott Laboratories de Mexico, S.A. de C.V.	Mexico
Abbott Logistics B.V.	The Netherlands
Abbott Biotechnology Netherlands B.V.	The Netherlands
Abbott B.V.	The Netherlands
Abbott Laboratories B.V.	The Netherlands
Abbott Finance B.V.	The Netherlands
Abbott Holdings B.V.	The Netherlands
Abbott Puerto Rico B.V.	The Netherlands
Abbott Vascular Devices Holland B.V.	The Netherlands
EAS International B.V.	The Netherlands
Knoll B.V.	The Netherlands
MediSense Europe B.V.	The Netherlands
IMTC Holdings B.V.	The Netherlands
IMTC Finance B.V.	The Netherlands
Abbott Laboratories (N.Z.) Limited	New Zealand
EAS Asia Pacific Ltd.	New Zealand
Abbott Norge AS	Norway
Abbott Laboratories (Pakistan) Limited	Pakistan	83.42%
Abbott Laboratories, C.A.	Panama
Abbott Overseas, S.A.	Panama
Abbott Laboratorios S.A.	Peru
Abbott Laboratories (Philippines)	Philippines
Abbott Laboratories Sp.z.o.o.	Poland
Abbott Laboratorios, Limitada	Portugal
Abbottfarma-Promoção de Produtos Farmaceuticos, Limitada	Portugal
Abbott Laboratories (Singapore) Private Limited	Singapore
Abbott Laboratories Slovakia s.r.o.	Slovakia
Abbott Laboratories d.o.o.	Slovenia
Abbott Laboratories South Africa (Proprietary) Limited	South Africa
EAS Africa (Pty) Ltd.	South Africa
Knoll Pharmaceuticals South Africa Pty. Ltd.	South Africa
Abbott Laboratories, S.A.	Spain

Abbott Cientifica, S.A.	Spain
Bioresearch S.A.	Spain
Liade S.A.	Spain
Murex Diagnosticos S.A.	Spain
Abbott Scandinavia A.B.	Sweden
Abbott AG	Switzerland
Abbott Laboratories S.A.	Switzerland
Abbott Finance Company S.A.	Switzerland
Knoll AG	Switzerland
Knoll-Bio Research S.A.	Switzerland
Abbott Laboratories Limited	Thailand
Abbott Laboratuarlari Ithalat Ihracat Ve Tecaret Limited Sirketi	Turkey
Abbott Laboratories Uruguay S.A.	Uruguay
Abbott Laboratories, C.A.	Venezuela

QuickLinks

SUBSIDIARIES OF ABBOTT LABORATORIES